Exhibit 99.2

Alset Capital Acquisition Corp. Announces Closing of Initial Public Offering and Exercise of Full Over-Allotment Option

Bethesda, MD – February 3, 2022 – Alset Capital Acquisition Corp. (the “Company”) announced today the closing of its initial public offering of 7,500,000 units at $10.00 per unit (the “Offering”). Each unit consists of one of the Company’s shares of Class A common stock, one-half of one redeemable warrant, and one right to receive one-tenth (1/10) of one share of Class A common stock upon the consummation of an initial business combination. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. The underwriters exercised their over-allotment option in full for an additional 1,125,000 units on February 1, 2022, which closed at the time of the closing of the Offering. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, are $86,250,000, prior to deducting underwriting discounts, commissions, and other Offering expenses.

The units have been listed on the Nasdaq Global Market (“Nasdaq”) and began trading on February 1, 2022, under the ticker symbol “ACAXU”. Once the securities comprising the units begin separate trading, the shares of Class A common stock, warrants and rights are expected to be listed on Nasdaq under the symbols “ACAX,” “ACAXW” and “ACAXR,” respectively.

The Company is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus on identifying businesses in the real estate industry, including construction, homebuilding, real estate owners and operators, arrangers of financing, insurance, and other services for real estate, and adjacent businesses and technologies targeting the real estate space, which may be referred to as “Proptech” businesses.

EF Hutton, division of Benchmark Investments LLC (“EF Hutton”) served as sole book-running manager for the Offering. Sichenzia Ross Ference LLP served as legal counsel to the Company. Ortoli | Rosenstadt LLP served as legal counsel to EF Hutton.

The Offering was made only by means of a prospectus. Copies of the prospectus may be obtained from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Ave., 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on January 31, 2022. A final prospectus relating to this Offering has been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and the anticipated use of the net proceeds thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Alset Capital Acquisition Corp.

4800 Montgomery Lane, Suite 210

Bethesda, MD 20814

Attn: Danny Lim

danny@alsetinternational.com

301-971-3955